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                                                                    Exhibit 99.1

                         Orthovita, Inc. Announces $19 Million Private Placement July 22, 2002 7:19:00 PM ET

                         MALVERN, Pa.--(BW HealthWire)--July 22, 2002--
Orthovita, Inc. (NASDAQ NM / NASDAQ Europe: VITA), a leading developer of orthopaedic biomaterials, reported today
that it has entered into an agreement to sell newly issued shares of Series A 6% Adjustable Cumulative Convertible
Voting Preferred Stock to several institutional investors, led by
                         OrbiMed Advisors LLC, and other investors in two
separate placements, with expected gross proceeds to the Company of up to $19 million. The sale of $14 million of
preferred stock is scheduled to take place on or before Friday, July 26,
                         2002. The sale of the remaining shares of preferred
stock is subject to certain conditions, including approval by the
                          Company's shareholders.

                         The $19 million of preferred stock will be convertible
into common stock at a conversion price of $1.706. In addition, purchasers of the preferred stock are entitled to 75%
warrant coverage to purchase common stock at $1.612 per share.
                         The conversion price of the preferred stock and the
exercise price of warrants are subject to anti-dilution
                         adjustments if the Company issues securities at lower
prices in the future.

                         The Company expects to use the net proceeds from this
financing to support ongoing clinical development and
                         marketing programs related to our VITOSS(R),
CORTOSS(TM) and RHAKOSS(TM) products, for potential acquisitions of complementary technologies or products, and for
general administrative expenses, capital expenditures and working capital.

                         The offer and sale of the securities being sold by
Orthovita in the private placements has not been and will not be registered under the Securities Act of 1933, as
amended, and may not be offered or sold by Orthovita absent
                         registration unless an exemption from applicable
registration requirements is available. However, the Company has agreed to file a registration statement for the resale
of the shares of common stock underlying the preferred stock and

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                         warrants, as well as shares issuable as dividends on
the preferred stock. This press release does not constitute an offer of any securities for sale.

                         Company Information

                         Orthovita is a biomaterials company with proprietary
technologies applied to the development of biostructures,
                         synthetic biologically active tissue engineering
products for restoration of the human skeleton. Our focus is on developing novel products for use in spine surgery and
in the repair of osteoporotic fractures. We are also addressing a broad range of clinical needs in the trauma market. We
have applied our technologies to the development of three
                         products, VITOSS(R) Synthetic Cancellous Bone Void
Filler, CORTOSS(TM) Synthetic Cortical Bone Void Filler and
                         RHAKOSS(TM) Synthetic Bone Spinal Implant, that we
believe offer a wide range of clinical applications at various anatomical sites.

                         Forward-Looking Information

                         Certain statements in this press release are
forward-looking, including statements relating to the offer and sale of shares of preferred stock and the issuance of warrants
and shareholder approval thereof, as well as anticipated uses of proceeds and potential product development and product
sales. These forward looking statements are subject to risks and uncertainties and other factors that may cause
actual results to differ materially from that presented herein. These risk and uncertainties include, but are not limited to,
an inability to consummate the private placements, the inability of one or more purchasers to receive from capital calls
made to their investors sufficient funds to honor their purchase obligations to the Company, an inability to obtain
shareholder approval for the second closing, an inability to effectively use the anticipated proceeds as contemplated, whether
product sales will increase, whether additional products will be developed and approved by regulatory authorities, and
the other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including
our Annual Report on Form 10-K for the year ended
                         December 31, 2001.

                         Contact Information:
                         Orthovita, Inc.

                         Joseph M. Paiva, 610/640-1775 or 800/676-8482

                         (C) 2002 BusinessWire